Calamos Advisors Trust N-CSRS

EXHIBIT 99.906 CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Advisors Trust (the “Company”), hereby certifies, to his knowledge, that the Company’s Report on Form N-CSRs for the period ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2021

/s/ John P. Calamos, Sr.
Name: John P. Calamos, Sr.
Title: Principal Executive Officer

/s/ Thomas E. Herman
Name: Thomas E. Herman
Title: Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSRS and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Advisors Trust and will be retained by Calamos Advisors Trust and furnished to the Securities and Exchange Commission or staff upon request.